Exhibit 10.9

                              CONSULTANCY AGREEMENT

      THIS CONSULTANCY AGREEMENT (this "Agreement") is made as of this 19th day of January, 2005, by and between Advaxis, Inc, a Colorado corporation, having a principal place of business at 212 Carnegie Center, Princeton, NJ ("Company"), and LVEP Management, LLC with a place of business at 111 River Street, 10th floor, Hoboken, NJ 07030 ("Consultant").


      WHEREAS, Consultant and Company desire to enter into an agreement for the performance by Consultant of certain consulting services (the "Services"); and

      WHEREAS, Consultant has the specific knowledge, experience, and expertise to perform the Services;

      NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions hereinafter set forth, and intending to be legally bound, Company and Consultant agree as follows:

1.    SERVICES AND COMPENSATION

      1.1 Services: Consultant shall provide the Services and perform the duties set in Schedule A. The parties may agree at any time to modify Schedule A. Company agrees that Consultant shall have reasonable access to Company's representatives as necessary to perform the Services provided for by this Agreement. Consultant shall report directly to the CEO of the Company.

      1.2 Compensation. Consultant shall be paid for performance of the Services as specified in Schedule B.

      1.3 Non-Exclusive Arrangement. Consultant may from time to time act as a consultant to, perform services for, or enter into agreements similar to this Agreement with, other persons or entities without the necessity of obtaining approval from Company; provided, however, that in no event shall Consultant provide such other persons or entities with, or incorporate into or provide as part of any services for such other persons or entities, any information or know-how obtained by Consultant through its conduct of the Services (including, without limitation, any Confidential Information (as defined below)).

      1.4 Non Competition: Consultant shall not for two years following the termination or non renewal of this agreement for any reason: (a) directly or indirectly compete with the Company, or advise or become a partner, consultant, agent, director, advisor or a 1% shareholder in a business that is substantially similar to or competitive with the business or planned business of the Company. Consultant acknowledges and agrees that the geographic, length of term, and types of activity restrictions contained in this Section 1.4 are reasonable and necessary to protect the legitimate business interests of the Company.

2.    CONFIDENTIAL INFORMATION

      2.1 Confidentiality. Consultant agrees to maintain in strict confidence all Confidential Information (as defined below) provided to, or learned or developed by, Consultant for a period of five (5) years from the date of termination. Consultant shall not disclose or disseminate any Confidential Information to any person or entity, except with the prior written consent of Company. In addition, Consultant shall not use or copy any Confidential Information for any purpose other than in connection with performance of the Services hereunder.

      2.2 Definition of Confidential Information. The term "Confidential Information" shall mean all trade secrets, processes, formulae, data and know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by Company, or has otherwise

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become known to Company, or which proper rights have been assigned to Company, as well as any other information and materials that are deemed confidential or proprietary to or by Company (including, without limitation, all information and materials of Company's customers and any other third party and their consultants), regardless of whether any of the foregoing are marked "confidential" or "proprietary" or communicated to Consultant by Company in oral, written, graphic or electronic form.

      2.3 Exceptions to Confidential Information. Notwithstanding the foregoing paragraph, "Confidential Information" shall not include any information or materials that: (a) are or become known to the general public through no act or omission of Consultant or any other person with an obligation of confidentiality to Company, or (b) are required to be disclosed pursuant to applicable law (provided, however, that prior to any disclosure of Confidential Information as required by applicable law, Consultant shall advise Company of such required disclosure promptly upon learning thereof and shall cooperate with Company in order to afford them a reasonable opportunity to contest or limit such disclosure).

      2.4 Consultant-Restricted Information. Consultant agrees that Consultant will not improperly use or disclose to the Company any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

      2.5 Use of Third Party Information. Consultant will not use any equipment, supplies, chemicals, molecules, organisms, biological materials, or other physical property, facilities or trade secret information of any present or former employee or consulting client which are not generally available to the public, unless Consultant has obtained prior written authorization for such use and have delivered a copy of such authorization to Company prior to such use. Notwithstanding such authorization, Company shall have the right, at its sole discretion, to exclude the use of any of the foregoing by Consultant.

3.    INTELLECTUAL PROPERTY

      3.1 Assignment of Inventions. Consultant agrees that Consultant will promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of Company, and hereby assigns, transfers and conveys to Company, or its designee, all of Consultant's worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of the Services or which result, to any extent, from use of Company's premises or property (collectively, the "Inventions"), including, without limitation, any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, "Intellectual Property Rights"). Consultant acknowledges and agrees that certain of the Inventions (whether made solely by Consultant or jointly with others) may be "works made for hire," as that term is defined in the United States Copyright Act, and therefore Company would be deemed the owner of such Inventions. For purposes of clarification, to the extent any Invention is not a "work made for hire," such Invention would be subject to the assignment in the first sentence of this Section 3.1.

      3.2 Further Assurances. Upon the request and at the expense of Company, Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 3.1 or to enable Company to secure its rights in the Inventions and any patents, trademarks, copyrights or other intellectual property rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce patents, trademark registrations, copyrights or other intellectual property rights in any and all jurisdictions with respect to any Inventions, or to obtain any extension, validation, re-issue, continuance or renewal of any such intellectual property right.

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4.    REPRESENTATIONS AND WARRANTIES

      4.1 Each party represents and warrants that, to the best of its knowledge, it has the right to enter into and to perform its obligations hereunder without thereby breaching any of its obligations to third parties.

      4.2 Consultant represents and warrants to Company that: (i) the Services performed by Consultant hereunder will be of professional quality, consistent with generally-accepted industry standards and expectations for work of a similar nature, (ii) all Services provided to Company hereunder shall conform to the agreed-upon specifications therefor, if any, (iii) Consultant's performance under this Agreement and Consultant's retention as a consultant by Company does not and will not breach any obligation or agreement by which Consultant is bound to keep in confidence any information Consultant may acquire, or not to compete with any other person or entity.


5.    TERM

      5.1 Term. The initial term of this Agreement shall begin on January 1. 2005 and shall end on September 30, 2005 ("Initial Term"). Thereafter, the Term shall be automatically extended by -6-month periods unless Company notifies Consultant no later than 60 days prior to the end of the Initial Term or any extension thereof of its intent not to extend the Agreement.

      5.2 Termination. Consultant may terminate this Agreement for any reason during the term hereof upon thirty (30) days prior written notice to the Company. Company may terminate the Agreement upon sixty (60) days prior written notice to the Consultant provided that upon such early termination Company shall continue to pay Consultant the full consulting fee, benefits and expenses for the lesser of: (a) 3 months following the termination date, or (b) the end of the Term (as extended).

      5.3 Return of Company Property. All property belonging to Company in Consultant's possession or control, including, without limitation, all Confidential Information (as well as all copies, summaries, or other representations thereof) and all originals and copies of any documents, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, and equipment shall be and remain the sole property of Company and shall be returned promptly to Company upon the expiration non renewal or termination of this Agreement, and earlier if requested by Company at any time.

      5.4 Survival. In the event this Agreement expires or is terminated for any reason, the rights and obligations of Sections 5.2, 5.3 and Articles 2, 3, 4, 6 and 7 shall survive such expiration or termination.

6.    NON-SOLICITATION

Non-solicitation. Consultant agrees that during the term of this Agreement and for one year thereafter, Consultant shall not for any reason, either directly or indirectly, on Consultant's own behalf or in the service or on behalf of others,
(i) solicit, recruit or attempt to persuade any person to terminate employment or a consulting relationship with Company or (ii) interfere in any manner with Company's relationship with, any of Company's co-venturers, vendors, suppliers, licensors or partners.


7.    MISCELLANEOUS

      7.1 Independent Contractor. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of Company, but shall remain in all respects an independent contractor.

      7.2 Rules and Policies. While at Company's facilities, Consultant shall observe and follow Company's work rules, policies, and standards as the same are

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communicated to Consultant from time to time, including, without limitation, those rules, policies and standards of Company relating to security of and access to facilities, telephone systems, electronic mail systems, and computer systems.

      7.3 Successors. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

      7.4 Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by Consultant and a duly authorized representative of Company.

      7.5 No Waiver. No term or provision of this Agreement will be considered waived and no breach consented to by either party unless such waiver or consent is in writing signed on behalf of the party against whom it is asserted. No consent to or waiver of a breach of this Agreement by either party, whether express or implied, will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach of this Agreement by such party.

      7.6 Severability. Any provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties hereto shall request that such court reduce the scope, duration, or area of the provision, delete specific words or phrases from the provision, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties hereto, and this Agreement shall be enforceable as so modified in the jurisdiction in which the provision was declared invalid or unenforceable.

      7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey without regard to its conflict of law provisions.

      7.8 Entire Agreement. This Agreement represents the entire agreement between the parties regarding the Services provided during the term of this Agreement and shall supersede all previous communications, representations, understandings, and agreements, whether oral or written, by or between the parties with respect thereto, whether theretofore or hereafter disclosed to Consultant. Without limitation, this Agreement does not supersede any confidentiality agreement that may have been signed between Company and Consultant.

      7.9 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but both of which together shall constitute but one and the same instrument.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS HEREOF, the parties have read and agree to be bound by the above terms and conditions and have entered into this Agreement effective as of the date set forth above.

Company                                  Consultant
By: /s/ J. Todd Derbin                   By: /s/ Roni Appel
----------------------------------       ---------------------------------------
(Signature)                              (Signature)

J. Todd Derbin                           Roni Appel
----------------------------------       ---------------------------------------
Printed Name                             Printed Name

CEO                                      Manager
----------------------------------       ---------------------------------------
Title                                    Title

19/January 2005
----------------------------------       ---------------------------------------
Date                                     Date



                                   SCHEDULE A

                                   Schedule A

                               CONSULTING SERVICES

For a Total time commitment of 20 hours per week on average, Consultant shall provide the following services:

      i. Assisting and advising Company on defining its scientific and business milestones;

      ii. Reviewing and preparing Company technical and business data and materials;

      iii. Assisting the company in preparing its financial statements and reports;

      iv.   Assisting the Company in complying with SEC regulation;

      v. Reviewing and negotiating legal documents and agreements on behalf of Company;

      vi.   Assisting in implementing the Company's commercialization strategy.

      vii.  Providing various financial services to Company.

      viii. Other services as agreed from time to time.

      ix. Roni Appel shall serve as Acting CFO of the Company and sign off on various financial statement and representations.



                                   Schedule B

                       COMPENSATION AND PAYMENT SCHEDULE.

      i. Cash: $7,000 per month payment, starting as of January 1, 2004, during the Term of the Agreement.

      ii. Bonus: Consultant shall receive a payment at year-end equal to 40% of the bonus earned by the CEO of the Company. If Consultant terminated this Agreement prior to the end of the Term, the bonus shall be paid the bonus on a pro rata basis based on the actual number of months this Agreement was in effect.

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      iii.  Additional one time payment: Upon the execution of this agreement
            Company shall pay Consultant a one-time payment of $4,500.

      iv. Benefits: Company shall reimburse Consultant for individual health insurance expenses.

      v. Expenses: Company shall reimburse all approved expenses incurred by Consultant in connection with the Services provided herein. Expenses in excess of $1,000.00 shall have prior authorization from the CEO.

      vi. Equity: Company shall pay Consultant $1004.5 per month payable in 3500 unrestricted common shares of Company priced at $0.287 per share.

      vii.  Vacation: 21 days not including holidays.

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